UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

Parker-Hannifin Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

(216) 896-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2017, Parker-Hannifin Corporation (“Parker” or the “Company”) completed a private offering of $700.0 million in aggregate principal amount of senior notes due 2027 (the “2027 Notes”), $600.0 million in aggregate principal amount of senior notes due 2047 (the “2047 Notes”) and €700.0 million in aggregate principal amount of senior notes due 2025 (the “2025 Notes” and, together with the 2027 Notes and the 2047 Notes, the “Notes”). The 2027 Notes, the 2047 Notes and the 2025 Notes will bear interest at a rate of 3.250%, 4.100% and 1.125% per annum, respectively. Interest on the 2027 Notes and the 2047 Notes will be paid semi-annually on March 1 and September 1 of each year, commencing September 1, 2017. Interest will be paid on the 2025 Notes annually on March 1 of each year, commencing March 1, 2018.

Prior to December 1, 2024, December 1, 2026 and September 1, 2046, the Company may redeem the 2025 Notes, the 2027 Notes and the 2047 Notes, respectively, subject to a make-whole payment. On or after December 1, 2024, December 1, 2026 and September 1, 2046, the Company may redeem the 2025 Notes, the 2027 Notes and the 2047 Notes, respectively, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If the Company experiences certain kinds of changes of control, it will be required to offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.

The Notes are subject to customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness and certain events of bankruptcy, insolvency or reorganization. Generally, an event of default under the Notes will allow either the trustee under the indenture governing the Notes or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes of each series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes of the applicable series.

The Company used the net proceeds from the private offerings of the Notes, together with (i) borrowings under its existing term loan agreement, (ii) borrowings under its commercial paper program and (iii) cash on hand, to finance its acquisition of CLARCOR, Inc. (“Clarcor”), as described below.

In connection with the issuance of the Notes, the Company also entered into (i) a registration rights agreement, dated February 24, 2017 (the “U.S. Registration Rights Agreement”), among the Company and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the initial purchasers of the 2027 Notes and the 2047 Notes and (ii) a registration rights agreement, dated February 24, 2017 (the “EUR Registration Rights Agreement” and, together with the U.S. Registration Rights Agreement, the “Registration Rights Agreements”), among the Company and the initial purchasers of the 2025 Notes. Under the Registration Rights Agreements, the Company agreed, among other things, to file one or more registration statements under the Securities Act of 1933 and cause registered offers to exchange each series of Notes for new issues of notes having substantially identical terms to be completed

2

within 360 days after February 24, 2017. Under specified circumstances, the Company will be required to file one or more shelf registration statements with the Securities and Exchange Commission (the “SEC”) covering resales of the Notes. The Company may be required to pay additional interest if it fails to comply with the registration and exchange requirements set forth in the Registration Rights Agreements.

The Company has various relationships with the initial purchasers of the Notes. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers or their respective affiliates have a lending relationship with the Company. These initial purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

The foregoing description of the Registration Rights Agreements is qualified in its entirety by reference to each of the U.S. Registration Rights Agreement and the EUR Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 28, 2017, Parker completed its previously announced acquisition of Clarcor. Pursuant to the terms of the Agreement and Plan of Merger, (the “Merger Agreement”), dated as of December 1, 2016, among Parker, Parker Eagle Corporation, a wholly owned subsidiary of Parker (“Merger Sub”), and Clarcor, Merger Sub merged with and into Clarcor (the “Merger”), with Clarcor surviving the merger as a wholly owned subsidiary of Parker.

At the effective time of the Merger (the “Effective Time”), each share of Clarcor common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares held by Parker, Merger Sub or Clarcor or any of their respective wholly owned subsidiaries) was converted into the right to receive $83.00 in cash, without interest (the “Per Share Merger Consideration”).

In addition, at the Effective Time, subject to certain exceptions, each option to purchase Clarcor common stock outstanding, whether vested or unvested, was converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Clarcor common stock subject to such option and (2) the amount by which the Per Share Merger Consideration exceeded the exercise price per share, less any applicable taxes. Subject to certain exceptions, as of the Effective Time, all other Clarcor equity and equity-based awards, subject to time-based or performance-based vesting conditions, were converted into the right to receive the Per Share Merger Consideration provided for under their terms in effect immediately prior to the Effective Time plus any accrued cash dividend equivalents.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Parker with the SEC on December 1, 2016 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

Parker will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Parker will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filling date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, among Parker-Hannifin Corporation, CLARCOR Inc. and Parker Eagle Corporation, dated as of December 1, 2016 (incorporated by reference to Exhibit 2.1 of Parker’s Current Report on Form 8-K filed with the SEC on December 1, 2016).

4.1	Registration Rights Agreement, dated February 24, 2017, among Parker-Hannifin Corporation and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers.

4.2	Registration Rights Agreement, dated February 24, 2017, among Parker-Hannifin Corporation and the Initial Purchasers.

99.1	Press Release, dated February 28, 2017, issued by Parker-Hannifin Corporation.

*	Certain schedules have been omitted and Parker agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

February 28, 2017	By:	/s/ Joseph R. Leonti
		Name:	Joseph R. Leonti
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, among Parker-Hannifin Corporation, CLARCOR Inc. and Parker Eagle Corporation, dated as of December 1, 2016 (incorporated by reference to Exhibit 2.1 of Parker’s Current Report on Form 8-K filed with the SEC on December 1, 2016).

4.1	Registration Rights Agreement, dated February 24, 2017, among Parker-Hannifin Corporation and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers.

4.2	Registration Rights Agreement, dated February 24, 2017, among Parker-Hannifin Corporation and the Initial Purchasers.

99.1	Press Release, dated February 28, 2017, issued by Parker-Hannifin Corporation.

*	Certain schedules have been omitted and Parker agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.